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                                                                       Exhibit 5

                                    EXHIBIT 5

          OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL
                  (LETTERHEAD OF SUGAR, FRIEDBERG & FELSENTHAL)


                                 March 24, 2000


CECO Environmental Corp.
505 University Avenue
Suite 1400
Toronto, Ontario
Canada M5G 1X3


         Re:      CECO Environmental Corp. 1997 Stock Option Plan


Ladies and Gentlemen:

         We have acted as counsel to CECO Environmental Corp. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, $0.01 par value (the "Shares"), which will be issuable upon exercise of options granted under the above-referenced plan (the "Plan").

         In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. As to factual matters, we have relied on certificates and other representations and warranties of officers of the Company and its subsidiaries and certificates and other documents of or provided by governmental officials as we have deemed necessary or desirable.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable.


         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the federal securities or blue sky laws of the various states as to the issuance and sale of the Shares.


         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                                   Very truly yours,

                                                   SUGAR, FRIEDBERG & FELSENTHAL


                                            By     /s/ Leslie J. Weiss
                                                   -----------------------------
                                                   Leslie J. Weiss